UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2015

The Pep Boys - Manny, Moe & Jack
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03381	23-0962915
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 W Allegheny Ave, Philadelphia, Pennsylvania		19132
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2154309169

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, The Pep Boys - Manny, Moe & Jack (the "Company") designated Vice President - Finance, Rodney Schriver, as its principal accounting officer and changed his title to Vice President - Finance & Chief Accounting Officer. David R. Stern, Senior Vice President - Chief Financial Officer, who had been serving as the both the Company's principal financial officer and principal accounting officer will remain the Company's principal financial officer.

Mr. Schriver (i) is paid a base salary of $225,000, (ii) is eligible to earn a target annual bonus, pursuant to the terms of the Company's Annual Incentive Bonus Plan, equal to 35% of his base salary upon the achievement of certain predetermined corporate objectives and (iii) participates in the Company's other incentive and welfare and benefit plans made available to executives.

Mr. Schriver is also a party to the Company's form of Non-Competition Agreement.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys - Manny, Moe & Jack

September 16, 2015	By:	Brian D. Zuckerman

Name: Brian D. Zuckerman
Title: SVP - General Counsel & Secretary